EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD HOSPITALITY TRUST, INC. RECEIVES NOTICE
THAT COMPANY HAS BEEN IN FULL COMPLIANCE WITH
NYSE CONTINUED LISTING STANDARDS

DALLAS, November 20, 2020 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that it was notified by the New York Stock Exchange (the “NYSE”) that the Company has been in full compliance with all of the NYSE’s continued listing standards, as indicated in a letter delivered to the Company on November 19, 2020.
As previously disclosed, on October 1, 2020, the Company received notification (the “Initial Letter”) from the NYSE that it was not in compliance with the continued listing standards set forth in the NYSE Listed Company Manual (the “Company Manual”). Specifically, the Initial Letter stated that the Company was not in compliance with Section 802.01B of the Company Manual, which requires a listed company to have an average market capitalization of not less than $50 million over a 30 trading-day period and, at the same time, stockholders’ equity of not less than $50 million.
On November 19, 2020, the NYSE sent a letter to the Company (the “Correction Letter”) stating that the NYSE had incorrectly stated in the Initial Letter that the Company was below compliance with the quantitative continued listing criteria for operating companies as set forth in Section 802.01B of the Company Manual. In the Correction Letter, the NYSE noted that in making its determination provided in the Initial Letter, the NYSE did not consider that the

Company is a Real Estate Investment Trust (“REIT”) and that, given the Company’s REIT status, the quantitative continued listing standards for operating companies do not apply.
Additionally, the NYSE stated in the Correction Letter that it intends to promptly remove the “.BC” indicator that has been appended to the Company’s symbol on the consolidated tape and on the NYSE website as a result of the Initial Letter.
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of the novel strain of coronavirus (COVID-19) on our business; the ability of the Company and the Company's advisor, Ashford Inc., to continue as a going concern; the timing and outcome of the Securities and Exchange Commission's investigation; our ability to meet the NYSE continued listing standards; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.